                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS AGREEMENT (the "Agreement") is entered into and is effective this 31st day of December, 2003, by and between CDS Holdings, LLC, an Indiana limited liability company ("Seller"), and CTI Group (Holdings) Inc., a Delaware corporation ("Buyer").

                                   BACKGROUND
                                   ----------

         WHEREAS, Seller is maker and Buyer is payee under that certain Amended, Restated and Consolidated Promissory Note dated as of February 12, 2001, in the original principal amount of $10,531,063.43 (the "Note"); and

         WHEREAS, to secure payment of the Note, Seller granted to Buyer a security interest in substantially all of the assets of Seller (the "Collateral") pursuant to that certain Security Agreement between the parties dated February 12, 2001 (the "Security Agreement"); and

          WHEREAS, Seller wishes to sell, and Buyer wishes to buy, substantially all of the assets of Seller on the terms and under the conditions of this Agreement. Buyer may designate an affiliated company to complete the purchase, and Buyer and any such affiliated company are hereinafter referred individually and collectively as the "Buyer" hereunder.

         NOW, THEREFORE, intending to be legally bound, in consideration of the mutual agreements contained herein, and subject to the satisfaction of the terms and conditions set forth herein, the parties agree as follows:

1.       DEFINED TERMS

         Certain defined terms (the first letters of which are capitalized) used in this Agreement and not specifically defined in context are set forth in Appendix A of this Agreement and are incorporated herein by reference.

2.       THE TRANSACTION

         2.1. Sale of Assets of Seller. On the closing date of the sale of the Assets by Seller to Buyer (the "Closing Date"), subject to the other terms and conditions of this Agreement, the Seller shall sell, transfer, assign and convey to the Buyer free of any Encumbrances, and the Buyer shall purchase, all right, title and interest in and to all of the Assets of Seller, except Excluded Assets, as hereinafter defined. Buyer shall not assume any of Seller's liabilities or other Obligations of any nature whatsoever, other than the Assumed Liabilities identified in Section 2.1(b).

                  (a) Assets of Seller. The "Assets of Seller" means all Assets of the Seller existing on the Closing Date, wherever located and whether or not reflected on the Seller's books and records, but excluding Cash Assets in the amount of Seventy Nine Thousand Four Hundred Twenty Five Dollars ($79,425) (the "Excluded Assets"). Subject to the exclusion of said Excluded Assets, the Assets of Seller include, but are not limited to, the following Assets of Seller existing on the Closing Date:

                           (i) All saleable finished goods, raw materials, work in process, supplies and inventories of any kind and description of Seller (the "Inventory").

                           (ii) All of Seller's Tangible Property, prepayments, deposits, escrows and other prepaid expenses, and Intangibles.

                           (iii) All of Seller's Contract Rights other than Contract Rights under any Contract requiring a Consent that is not obtained on or before the Closing Date (the "Non-Assigned Contracts"); provided that (x) Seller shall provide to the Buyer all the benefits of such Non-Assigned Contracts, (y) Seller shall continue to use best efforts to obtain such Consent, and (z) once such Consent is obtained, the Contract Rights under such Non-Assigned Contract shall be deemed, automatically and without further action by the parties, to be included in the Assets of Seller as of the date such material Consent is delivered to Buyer.

                           (iv) All rights under all Insurance Policies owned, held or maintained by Seller or any of its predecessors at any time prior to the date of this Agreement.

                           (v) All transferable rights under all Permits granted or issued to Seller or otherwise held by Seller.

                           (vi) All of Seller's rights with respect to its telephone numbers, telephone directory listings and advertisements, unemployment reserve accounts and experience ratings, and all of Seller's goodwill relating to or arising in connection with Seller's Business (as hereinafter defined).

                           (vii) All of Seller's customer lists, prospect customer lists, supplier lists, data bases, computer media, sales and marketing materials, invoices, correspondence, files, books and records.

                           (viii) All of Seller's claims, causes of action and other legal rights and remedies, whether or not known as of the Closing Date, relating to either (a) Seller's ownership of the Assets of Seller, or (b) the operation of Seller's Business.

                           (ix) All of Seller's membership interest (the "XILA Interests") in XILA Communications, LLC, an Indiana limited liability company ("XILA").

The fair market value of the Assets of Seller (excluding the XILA Interests) shall be determined by Seller and Buyer by arms-length negotiation prior to Closing and set forth in a certificate to be executed and delivered by the parties at such Closing (the "Non-XILA Fair Market Value").

              (b) Specified Liabilities or Other Obligations of Seller. Buyer shall not be deemed to assume any of Seller's liabilities or other Obligations of any nature whatsoever, except that Buyer shall assume and agree to pay, discharge or perform, as appropriate, when lawfully due the obligations and liabilities of the Seller identified on Schedule 2.1(b) attached hereto (the "Assumed Liabilities").

         2.2. Escrow of Excluded Assets. At Closing, Seller shall deliver, by bank cashier's check or wire transfer representing immediately available funds, to Blank Rome LLP, as escrow agent under an Escrow Agreement in substantially the form attached hereto as Exhibit A (the "Escrow Agreement"), the Excluded Assets, after payment or provision for the legal and accounting expenses incurred or to be incurred by Seller in connection with this Agreement and the dissolution, winding-up and liquidation of Seller.

3.       CONSIDERATION

            The total consideration for the Assets of Seller (the "Total Purchase Price") shall be (a) the cancellation of the Note by the Buyer, (b) Buyer's payment or performance when due of the Assumed Obligations, and (c) Buyer's performance, when due, of the post-closing covenants contained herein.

4.       REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Knowing that the Buyer relies thereon, the Seller represents and warrants to the Buyer, and covenants with the Buyer, as follows:

         4.1. Organization; Power and Authority. Each of the Seller and XILA is a limited liability company duly organized and validly existing under the Laws of the State of Indiana. Each of the Seller and XILA possesses the full power and authority to own its Assets and conduct its business as and where presently conducted, and the Seller possesses the full power and authority to enter into and perform this Agreement.

         4.2. Effect of Agreement. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby (a) have been, or shall have been by the Closing Date, duly authorized by all necessary action by the Seller's manager(s) and members, if any; (b) do not constitute a violation of, a default under, or termination of the articles of organization or operating agreement of Seller or XILA; (c) do not constitute a default or breach of (immediately or after the giving of notice, passage of time or both), or termination of any Contract to which the Seller or XILA is a party or by which the Seller or XILA is bound; (d) do not constitute a violation of any Law applicable to the Seller or XILA or their respective businesses as currently conducted (each a "Business," together the "Businesses") or Assets; (e) except as described in Schedule 4.2, do not require the Consent of any Person; (f) do not accelerate or otherwise modify any Obligation of Seller or XILA; and (g) do not result in the creation of any Encumbrance upon, or give to any other Person any interest in, any of Seller's or XILA's Businesses or assets. There exists no rights of first refusal or other preemptive rights with respect to Seller's or XILA's Businesses or Assets. This Agreement constitutes the valid and legally binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or by reason of general equity principles.

         4.3. Compliance with Law. (a) The operation of Seller's and XILA's Businesses, the conduct of Seller's and XILA's Businesses as and where such Businesses have been or presently are conducted, and the ownership, possession and use of the Assets of Seller and XILA comply with all Laws applicable to Seller or XILA, as the case may be; and (b) Seller and XILA each has obtained and holds all Permits required for the lawful operation of its respective Business as and where such Business is presently conducted.

         4.4. Assets. Schedule 4.4 includes a list of all Assets of Seller and XILA with a value in excess of One Thousand Dollars ($1,000), other than the Excluded Assets, and identifies all Encumbrances on such Assets.

         4.5 Financial Statements. Seller's and XILA's fiscal years end on December 31. Schedule 4.5 includes accurate and complete copies of the unaudited financial statements ("Financial Statements") of Seller and XILA for the eleven
(11) month period ending November 30, 2003. All of the Financial Statements were prepared by Seller and XILA, respectively, in the ordinary course of its business, applying standards, estimates of certain expenses and accounting procedures regularly used by Seller in its interim accounting, and subject to year-end adjustments which, in the past experience of Seller and XILA, have sometimes been material, such Financial Statements fairly present the financial condition of Seller and XILA at the date thereof and the results of their respective operations for the period covered thereby. The Financial Statements of XILA have been prepared on a consistent basis since the acquisition of XILA by Seller.

         4.6. Real Property. Neither Seller nor XILA owns any Real Property.
Schedule 4.6 is a list of all Real Property leased by Seller or XILA, showing location, rental cost and landlord.

         4.7. XILA Interests. The XILA Interests constitute all of the membership interests in XILA, and XILA has no other authorized or outstanding equity interests. Except as set forth in Schedule 4.7 attached hereto, the XILA Interests are free of Encumbrances, and neither the Seller nor XILA is party to any Contract or subject to any Judgment granting any other Person any rights with respect to the XILA Interests or the right to acquire any additional membership or other equity interests in XILA.

         4.8. Contracts. Schedule 4.8 is an accurate and complete list of all Contracts to which Seller or XILA is a party or by which Seller or XILA is bound except:

              (a) Contracts which can be terminated by Seller or XILA, as the case may be, within thirty (30) days of a notice of termination without any liability to Seller or XILA, as the case may be, resulting from such termination;

              (b) any Contract which is an accepted purchase or sale order entered into and accepted in the ordinary course of business, or

               (c) any obligation, agreement or commitment which involves the payment of less than $10,000 in any year (collectively, the "Specified Contracts").

         4.9. Employees. Schedule 4.9 includes a list of all of Seller's and XILA's employees and (a) their titles or responsibilities; (b) their principal residence address; (c) their dates of hire; and (d) their current salaries or wages.

         4.10. Customers. Schedule 4.10 is a complete list of all customers of Seller and XILA that individually accounted for revenue to Seller or XILA of at least $25,000 during the 12-month period prior to the date of this Agreement.

         4.11. Taxes. Except as described in Schedule 4.11, Seller and XILA each has timely filed all tax returns and reports required to be filed by it, all of which were prepared in all material respects, in accordance with all applicable laws, rules and regulations, and Seller and XILA each has timely paid all taxes or withholdings required to be paid by it with respect to such returns and reports. Seller and XILA each has properly withheld from payments to its employees, contractors, salesmen, agents, representatives, vendors and other Persons all amounts required by Law to be withheld, and Seller and XILA each has timely filed all informational returns and reports required to be filed by it with respect to such withholdings. Except as described in Schedule 4.11, no audit or other Proceeding is pending or, to the Knowledge of Seller, is threatened against Seller or XILA, and no notice of deficiency or adjustment has been received by Seller or XILA, by or from any governmental taxing authority, with respect to sales, use, excise, real property, payroll, withholding or similar taxes, and there are no agreements or waivers in effect which provide for an extension of time for the assessment of any such tax against Seller or XILA.

         4.12 Proceedings and Judgments. Except as described on Schedule 4.12
(a) no Proceeding involving or related to Seller or XILA or their respective Businesses or Assets is currently pending or, to Seller's Knowledge, threatened in writing and received by Seller or XILA; (b) no Judgment involving or related to Seller or XILA or their respective Businesses or Assets is currently outstanding; and (c) no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature involving or related to Seller or XILA or their respective Businesses or Assets has been asserted and not finally resolved without future liability to Seller or XILA, as the case may be, or, to Seller's Knowledge, threatened in writing and received by Seller or XILA, at any time during the two (2) year period prior to the date of this Agreement, and, to Seller's Knowledge, there is no basis for any such claim. As to each matter described on Schedule 4.12, accurate and complete copies of all pertinent pleadings, judgments, orders, correspondence and other legal documents have been delivered to Buyer.

         4.13. Full Disclosure. No representation or warranty made by the Seller in this Agreement or pursuant hereto (a) contains any untrue statement of any fact; or (b) omits to state any material fact that is necessary to make the statements made, in the context in which made, not materially false or misleading. The copies of documents attached as Schedules to this Agreement or otherwise delivered to Buyer in connection with the transactions contemplated by this Agreement, are accurate and complete, and to Seller's Knowledge, are not missing any amendments, modifications, correspondence or other related papers which were received by Seller or XILA and which would be pertinent to Buyer's understanding thereof in any respect. To Seller's Knowledge, there is no fact that has not been disclosed to Buyer in the Schedules to this Agreement or otherwise in writing, that was or is, or so far as the Seller can reasonably foresee will have, a material adverse effect on the ability of the Seller to perform its Obligations under this Agreement.

5.       REPRESENTATIONS OF BUYER

         Knowing that the Seller relies thereon, the Buyer represents and warrants to the Seller, and covenants with the Seller, as follows:

         5.1. Organization. The Buyer is a corporation that is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Buyer has the full corporate power and authority to own its Assets, conduct its business as and where such business is presently conducted, and enter into this Agreement.

         5.2. Agreement. For the Buyer, its execution, delivery and performance of this Agreement, and its consummation of the transactions contemplated by this Agreement (a) have been, or shall have been by the Closing Date, duly authorized by all necessary corporate actions by its Board of Directors; (b) do not constitute a violation of or default under its certificate of incorporation or bylaws; (c) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which it is a party or by which it is bound; (d) do not constitute a violation of any Law or Judgment that is applicable to it or to the business or Assets of the Buyer, or to the transactions contemplated by this Agreement; and (e) do not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of the Buyer, enforceable against it in accordance with its terms.

6.       CERTAIN OBLIGATIONS OF THE SELLER

         6.1. Investigation. During the period from the date of this Agreement to the Closing Date: (a) the Seller shall permit the Buyer and its authorized representatives to have full access to Seller's and XILA's facilities during normal business hours, to observe Seller's and XILA's Business operations, to meet with Seller's and XILA's officers and employees, and to audit, examine and copy all of the Seller's and XILA's files, books and records, and other documents and papers, and (b) the Seller shall provide to the Buyer and its authorized representatives all information concerning the Seller and XILA and their respective Businesses and Assets, that is reasonably requested by the Buyer.

         6.2. Conduct of Seller's and XILA's Businesses. Between the date of this Agreement and the Closing Date, except with the prior written consent of Buyer, Seller shall, and shall cause XILA to (a) conduct their respective Businesses consistent with past practices, (b) not make any change in their business practices, and (c) use their respective best efforts to preserve their Businesses intact, keeping available the services of its current officers, employees, salesmen, agents and representatives, and maintaining the goodwill of their customers, suppliers and other Persons having business relations with them.

         6.3. Consents. Between the date of this Agreement and the Closing Date, the Seller shall in good faith use its best efforts to obtain all Consents, and to give the notices and make the filings, described on Schedule 4.2.

         6.4. Advice of Changes. Between the date of this Agreement and the Closing Date, the Seller shall promptly advise the Buyer, in writing, of any fact of which it obtains Knowledge and which, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement.

         6.5. Best Efforts. The Seller shall use its best efforts to consummate the transactions contemplated by this Agreement as of the earliest practicable date. The Seller shall not take, or cause to be taken, or to the best of its ability permit to be taken, any action that would impair the prospect of completing the transactions contemplated by this Agreement.

         6.6. Access to Employees. During the period from the date of this Agreement to the Closing Date, the Seller shall permit the Buyer and its authorized representatives to have reasonable access during normal business hours to Seller's employees.

7.       CERTAIN OBLIGATIONS OF BUYER PENDING CLOSING

         7.1. Consents. Between the date of this Agreement and the Closing Date, the Buyer shall in good faith cooperate with the Seller in its efforts to obtain the Consents and to give the notices and make the filings, described in Schedule 4.2; provided that no Person other than the Buyer shall be required to guarantee to any Person any Obligations of Buyer under any Contract assigned by Seller to Buyer.

         7.2. Advice of Changes. Between the date of this Agreement and the Closing Date, the Buyer shall promptly advise Seller, in writing, of any fact of which it obtains Knowledge and which, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement.

         7.3. Best Efforts. The Buyer shall use its best efforts to consummate the transactions contemplated by this Agreement as of the earliest practicable date. The Buyer shall not take, or cause to be taken, or to the best of its ability permit to be taken, any action that would impair the prospect of completing the transactions contemplated by this Agreement.

8.       CONDITIONS PRECEDENT TO THE SELLER'S CLOSING OBLIGATIONS

         Each obligation of the Seller to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 8, except to the extent that such satisfaction is waived by the Seller in writing.

         8.1. Representations of the Buyer. All representations, warranties and certifications made by the Buyer in this Agreement or pursuant hereto shall be true on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

         8.2. Performance by the Buyer. All of the covenants, terms and conditions of this Agreement to be satisfied or performed by the Buyer on or before the Closing Date shall have been satisfied or performed.

         8.3. Absence of Proceedings. No Proceeding shall have been instituted or threatened, no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement.

         8.4 Asset Valuation. Seller and Buyer have mutually agreed upon the Non-XILA Fair Market Value and executed the certificate of such value provided for in Section 2.1(a) of this Agreement.

9.       CONDITIONS PRECEDENT TO BUYER'S CLOSING OBLIGATIONS

         Each obligation of the Buyer to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 9, except to the extent that such satisfaction is waived by the Buyer in writing.

         9.1. Representations of the Seller. All representations, warranties and certifications made by the Seller in this Agreement or pursuant hereto shall be true on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, and the Schedules to this Agreement shall be complete, accurate and current on and as of the Closing Date.

         9.2. Performance by the Seller. All of the covenants, terms and conditions of this Agreement to be satisfied or performed by the Seller on or before the Closing Date shall have been satisfied or performed.

         9.3. Absence of Proceedings. No Proceeding shall have been instituted or threatened, no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement.

         9.4. Adverse Changes. Between the date of this Agreement and the Closing Date, there shall not have been (a) any material adverse change or material casualty loss affecting the Seller or XILA or their respective Businesses or Assets or the financial condition or prospects of the Seller or XILA or their respective Businesses or Assets, (b) any material adverse change in the financial performance of the Seller or XILA, or (c) any event which reasonably could give rise to a material adverse change or material casualty loss.

         9.5. Consents. All Consents set forth on Schedule 4.2 shall have been obtained.

         9.6. Due Diligence. Between the date of this Agreement and the Closing Date, Buyer shall have completed its due diligence review of the Seller and XILA and the results of such review shall have been satisfactory to Buyer in all respects.

         9.7 Board of Directors Approval. Buyer's board of directors, in its discretion, shall have duly authorized the execution, delivery and performance of this Agreement, and Buyer's consummation of the transactions contemplated by this Agreement.

         9.8 Asset Valuation. Seller and Buyer have mutually agreed upon the Non-XILA Fair Market Value and executed the certificate of such value provided for in Section 2.1(a) of this Agreement.

10.      CLOSING

         10.1. Closing. Unless this Agreement is terminated as provided in
Section 14, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at Buyer's offices in Indianapolis, Indiana on a mutually agreeable date and time, but in no event later than December 31, 2003 (the "Closing Date"), unless the parties otherwise agree in writing.

         10.2. Obligations of Seller at Closing. At the Closing, the Seller shall deliver to the Buyer the following:

               (a) Assets of Seller. Possession and control of Seller's Business, all of the Assets of Seller and all of Seller's leased Real Property and Tangible Property used in the Seller's Business, including, but not limited to, all applicable keys, access cards and other entry devices.

               (b) Documents of Transfer. Such bills of sale, assignments, deeds, releases, endorsements, affidavits, and other instruments and documents of sale, transfer, assignment and conveyance as Buyer may reasonably require, in order to lawfully and effectively sell, transfer, assign and convey to Buyer all right, title and interest in and to all of the Assets of Seller, in each case in form acceptable to Seller and Buyer, dated as of the Closing Date, and duly executed and, if necessary, acknowledged by the Seller.

               (c) Intentionally omitted.

               (d) Incumbency Certificate. A certificate of the Secretary of the Seller as to the incumbency and signatures of the officers of the Seller executing this Agreement.

               (e) Resolutions. Copies of the resolutions duly adopted by the Seller's board of directors and, if applicable, members of the Seller, authorizing the Seller to enter into and perform this Agreement, certified by proper officers as in full force and effect on and as of the Closing Date.

               (f) Certificates of Existence. Certificates of Existence for the Seller and XILA issued by the Secretary of State of the State of Indiana and good standing certificates from every foreign jurisdiction where they are registered to do business, all dated no earlier than 15 days before the Closing Date.

               (g) Consents. The original signed copies of all Consents listed on Schedule 4.2.

               (h) Debt Payoff. Proper documentary evidence of the full payment and satisfaction of all debt of Seller (other than the debt represented by the Note) with respect to which there are any Encumbrances upon any of the Assets of Seller; together with all documents reasonably requested by Buyer to remove all such Encumbrances on the Assets of Seller.

               (i) Escrow Agreement. An executed counterpart of the Escrow Agreement.

               (j) Other Documents. All other agreements, certificates, instruments and documents reasonably requested by the Buyer in order to fully consummate the transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement.

         10.3. Obligations of Buyer at Closing. At the Closing, the Buyer shall deliver to the Seller the following:

               (a) Cancelled Note. The original Note, marked "Cancelled," dated the Closing Date, and signed by an authorized officer of Buyer.

               (b) Intentionally omitted.

               (c) Incumbency Certificate. A certificate of the Secretary of the Buyer as to the incumbency and signatures of the officers of the Buyer executing this Agreement.

               (d) Resolutions. Copies of the resolutions duly adopted by the Board of Directors of the Buyer, if any, authorizing the Buyer to enter into and perform this Agreement, certified by proper officers as in full force and effect on and as of the Closing Date.

               (e) Cancelled Security Agreement. The original Security Agreement marked "CANCELLED," dated the Closing Date, and signed by an authorized officer of Buyer.

               (f) Termination Statement. A UCC Financing Statement Amendment (Termination), duly executed by Buyer.

               (g) Escrow Agreement. An executed counterpart of the Escrow Agreement.

               (h) Other Documents. All other agreements, certificates, instruments and documents reasonably requested by Seller fully consummate the transactions contemplated by this Agreement and to carry out the purposes and intent of this Agreement.

11.      CERTAIN POST-CLOSING OBLIGATIONS

         11.1. Transition and Cooperation. From and after the Closing Date, (a) the Seller shall fully cooperate to transfer to the Buyer the control and enjoyment of Seller's Business and the Assets of Seller; (b) the Seller shall not take any action, directly or indirectly, alone or together with others, that obstructs or impairs the orderly assumption by the Buyer of Seller's Business and the Assets of Seller; and (c) the Seller shall promptly deliver to the Buyer all correspondence, papers, documents and other items and materials received by the Seller found to be in the possession of the Seller which pertain to Seller's Business or the Assets of Seller.

         11.2. Use of Names. Beginning immediately after the Closing Date, the Seller shall cease all use of all fictitious names, product names and trade names used by Seller in Seller's Business (except the name "CDS Holdings, LLC" or any variant thereof) at any time on or before the Closing Date and included in the Assets of Seller, except as may be necessary to perform its Obligations hereunder. Upon the Buyer's request, Seller shall promptly sign all Consents and other documents that may be necessary to allow the Buyer to use or appropriate the use of any name used by Seller at any time on or before the Closing Date.

         11.3. Contract Matters. After the Closing, each Contract as to which
(a) the Contract Rights of Seller are included in the Assets of Seller, and (b) Consent to the assignment thereof from Seller to the Buyer may be required under such Contract or applicable Law but was not obtained on or before the Closing Date, shall be handled in accordance with the following provisions:

               (a) Consent. The Seller shall fully cooperate with the Buyer in the Buyer's efforts to obtain Consent to the assignment of such Contract. If and when Consent to assignment of such Contract is obtained, such Contract shall no longer be subject to the provisions of this Section 11.3.

               (b) Subcontracting. Seller shall make available to the Buyer all Contract Rights and other benefits of such Contract, on a subcontract or sublease basis or in some other appropriate manner to the fullest extent possible, and the Buyer shall be considered independent subcontractors or sublessees of Seller, or agents of Seller, with respect to all matters concerning such Contract. Without limiting the foregoing, the Buyer shall be considered Seller's agents for purposes of (i) collecting all amounts that may be due from the other party or parties to such Contract; and (ii) negotiating or otherwise handling all disputes and issues that may arise in connection with such Contract. Without Buyer's prior written consent, the Seller shall not agree to any amendment, modification, extension, renewal, termination or other change in the terms of such Contract, nor shall Seller exercise any Contract Right under such Contract.

               (c) Buyer's Instructions. At the Buyer's direction, Seller shall
(i) notify the other party or parties to such Contract that the Buyer is Seller's subcontractor, sublessee or agent with respect thereto and that all further payments, notices and other communications with respect thereto shall be directed to the Buyer; (ii) agree to such amendments, modifications, extensions, renewals, terminations or other changes in the terms of such Contract as the Buyer determines, in its sole discretion, are advisable; and (iii) exercise any Contract Right under such Contract at such time and in such manner as the Buyer determine, in its sole discretion, to be advisable.

               (d) Collateral Assignment. Effective as of the Closing Date, Seller hereby collaterally assigns to the Buyer (except and only to the extent that such collateral assignment is expressly prohibited by the terms of such Contract), and grants to the Buyer a security interest in, all of Seller's contract rights under such Contract and all cash and non-cash proceeds thereof, as security for the prompt and timely satisfaction and performance of Seller's Obligations under this Section 11.3. The Buyer shall have, and Seller shall deliver to the Buyer at the Closing, possession of the original executed copy of such Contract. Effective as of the Closing Date, Seller hereby appoints the Buyer as Seller's attorney-in-fact to take such actions, in Seller's name and on its behalf, as such attorney determines, in its sole discretion, to be necessary or advisable to protect, perfect and continue perfected the security interest granted hereunder, including, but not limited to, the execution and filing of such financing statements and other instruments and documents as such attorney determines, in its sole discretion, to be necessary or advisable for such purposes.

         11.4. For a period of seven (7) years after the Closing, Buyer shall keep and maintain in an accessible place in the City of Indianapolis, Indiana, all of the books and records acquired by Buyer as part of the Assets of Seller and XILA, except to the extent Seller or, following its dissolution, John M. Cauffman, shall consent to their destruction. Any and all such books and records shall be available for inspection and copying by Seller or, following its dissolution, its members or their duly authorized agents, during normal business hours upon reasonable notice to Buyer.

         11.5. Further Assurances. At any time and from time to time after the Closing Date, at each party's request and expense, and without further consideration, the other party shall promptly execute and deliver all such further agreements, certificates, instruments and documents, and perform such further actions, as the requesting party may reasonably request in order to fully consummate the transactions contemplated hereby and carry out the purposes and intents of this Agreement. Without limiting the generality of the foregoing, Seller shall timely file all Tax returns and reports required to be filed with respect to Seller's Business, Assets and operations for all periods ending on or before the Closing Date.

         11.6  Issuance of Shares in Buyer.

               (a) Within 18 months after the Closing Date, the "Centillion Stockholders" (as such term is defined in that certain Agreement and Plan of Merger by and between Centillion Data Systems, Inc. ("Centillion") and Buyer dated as of February 3, 2000, as amended (the "Plan")) shall be entitled to receive, and Buyer shall distribute, pro rata on a per share basis and consistent with the Centillion Stockholders' ownership of Centillion at the Effective Time (as defined in the Plan), shares of Buyer's Class A Common Stock equal in value to the Non-XILA Fair Market Value of the Assets of Seller received by Buyer pursuant to the transactions contemplated by this Agreement, excluding the XILA Interests. The number of Class A shares to be so distributed shall be determined by dividing (x) the Non-XILA Fair Market Value by (y) an amount equal to eighty eight percent (88%) of the Average Market Value (as defined in the Plan) of a single share of Class A Common Stock as of the Closing Date.

               (b) Buyer, on behalf of itself and any successor in interest (including any Affiliate), covenants and agrees to diligently promote and otherwise use its commercially reasonable efforts to sell, and consummate the sale of, any and all of the XILA Interests or all or substantially all of XILA's assets and/or business of XILA to a third party purchaser or purchasers during the 18 month period following the Closing Date. In the event that, at any time on or after the Closing Date, Buyer or any successor in interest to Buyer (including any Affiliate) sells any or all of the XILA Interests or all or substantially all of the assets and/or business of XILA (a "Sale"), such Centillion Stockholders shall be entitled, to receive, and Buyer shall distribute, pro rata on a per share basis and consistent with the Centillion Stockholders' ownership of Centillion at the Effective Time (as defined in the Plan), shares of Class A Common Stock equal in value to the consideration received by Buyer and/or its Affiliates pursuant to such Sale (the "Net Sale Price"). The Net Sale Price shall equal the amount of Sale proceeds received or to be received by Buyer less costs incurred by Buyer in consummating the Sale, including legal and accounting fees and expenses. In the event any of the Sale proceeds consist of securities or non-cash consideration, the value of such Sale proceeds will be determined as of the closing date of the Sale based upon the fair market value of such consideration in the Sale, as reported by the Buyer and its purchaser in their respective federal income tax returns. The number of Class A shares to be so distributed shall be determined by dividing (x) the Net Sale Price, by (y) an amount equal to eighty eight percent (88%) of the Average Market Value of a single share of Class A Common Stock as of the date on which the Sale closes.. The Class A shares to be distributed in accordance with this paragraph shall be distributed within 18 months of the Closing Date with respect to any Sale consideration received by Buyer on or before such date, and subsequently upon receipt by Buyer of any consideration received after such date. In the event that no such sale has taken place within 18 months of the Closing Date, the right of the Centillion Stockholders to receive shares from Buyer pursuant to this paragraph (b) shall terminate.

12.      RESTRICTIVE COVENANTS OF THE SELLER

         12.1. Nondisclosure Covenants. At all times after the date of this Agreement, for an indefinite period of time, except with the Buyer's prior written consent, the Seller shall not (nor shall it permit its directors, officers, shareholders, employees or agents), directly or indirectly, in any capacity, communicate, publish or otherwise disclose to any Person, or use for the benefit of any Person, any confidential or proprietary property, knowledge or information of the Buyer or concerning any of its Business, software, assets or financial condition, no matter when or how such knowledge or information was obtained, including without limitation (a) any information concerning the Assets of Seller, or the conduct and details of Seller's Business; (b) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts at customers and prospects; (c) prices, renewal dates and other detailed terms of customer and supplier Contracts and proposals; (d) pricing policies or marketing and sales strategies;
(e) source code, object code, user manuals, technical manuals and other documentation for software products; (f) employment and payroll records; (g) forecasts, budgets and other nonpublic financial information; and (h) expansion plans, management policies, methods of operation, and other business strategies and policies.

         12.2. Noncompetition Covenants. During the period beginning on the date of this Agreement and ending on the fifth (5th) anniversary of the Closing Date, except with Buyer's prior written consent, the Seller shall not, directly or indirectly, in any capacity, at any location where Seller is distributing products on the Closing Date hereof:

               (a) Competing Business Restrictions. Establish, own, manage, operate, finance or control, or participate in the establishment, ownership, management, operation, financing or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person that conducts a business competitive with or similar to all or any part of Seller's Business as it exists on the Closing Date.

         12.3. Enforcement of Covenants. The Seller expressly acknowledges that it would be extremely difficult to measure the damages that might result from any breach of the covenants contained in this Section 12 ("Covenants"), and that any breach of the Covenants will result in irreparable injury to the Buyer for which money damages could not adequately compensate. If a breach of the Covenants occurs, then the Buyer shall be entitled, in addition to all other rights and remedies that it may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the Seller, its shareholders and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action that the Seller or its shareholders or any such other Person may have against the Buyer or any affiliate shall not constitute a defense or bar to the enforcement of any of the Covenants. If the Buyer must resort to litigation to enforce any of the Covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant.

         12.4. Scope of Covenants. If any Covenant, or any part thereof, or the application thereof, is construed to be invalid, illegal or unenforceable, then the other Covenants, or the other portions of such Covenant, or the application thereof, shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or other factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

13.      TERMINATION

         13.1. Termination by Mutual Consent. At any time before the Closing, this Agreement may be terminated by the mutual written consent of Buyer and Seller.

         13.2. Termination on Default. As used herein, "Default" means, with respect to the Seller on the one hand, or with respect to the Buyer on the other hand, that any of the representations and warranties made by such party in or pursuant to this Agreement is or becomes false or misleading in any material respect, or any provision of this Agreement to be satisfied or performed by such party is not substantially satisfied or performed in a timely manner, in either case for reasons within the reasonable control of such party. If a Default occurs and is not cured within ten days after notice is given by the non-Defaulting party to the Defaulting party specifying the nature of the Default (or on or before the Closing Date if sooner), then the non-Defaulting party may terminate this Agreement immediately upon notice to the Defaulting party.

         13.3. Termination at Closing. If any of the conditions set forth in
Section 8 is not satisfied on or before the Closing Date, then Seller may terminate this Agreement by notifying Buyer on the Closing Date. If any of the conditions set forth in Section 9 is not satisfied on or before the Closing Date, then Buyer may terminate this Agreement by notifying Seller on the Closing Date.

14.      OTHER PROVISIONS

         14.1. Confidentiality. During the period from the date of this Agreement to the Closing Date and except as may be required by Law, (a) each of the parties shall maintain the confidentiality of all information normally maintained as confidential and exchanged among them in connection with this Agreement, in the same manner that the recipient of the information maintains the confidentiality of its own confidential information, and (b) none of the parties will discuss the existence or nature of this Agreement or the transaction contemplated hereby with any of Seller's customers, prospects, suppliers, employees, contractors, salesmen, agents or representatives, except in the manner reasonably determined by Buyer. If this Agreement is terminated in accordance with Section 13, then each party shall promptly return all confidential information and materials of the other parties, and the provisions of the foregoing sentence shall survive such termination indefinitely. The Seller and the Buyer each acknowledge that any breach of this Section 14.1 may cause irreparable injury to the others for which money damages could not adequately compensate. If there is such a breach, the aggrieved parties shall be entitled, in addition to all other rights and remedies they may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the breaching parties from continuing such breach. The existence of any claim or cause of action which any of the breaching parties may have against any of the aggrieved parties shall not constitute a defense or bar to the enforcement of this Section 14.1.

         14.2. Fees and Expenses. The Buyer shall pay all of the fees and expenses incurred by it, and the Seller shall pay all of the fees and expenses incurred by it, in negotiating and preparing this Agreement (and all other contracts executed in connection herewith or therewith) and in consummating the transactions contemplated by this Agreement.

         14.3. Notice. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notice to the Seller, addressed to the attention of Mr. John M. Cauffman, 2801 Thatcher

Court, Bloomington, Indiana 47401, facsimile number: (812) 336-7567, with a copy (which copy shall not constitute notice) to David G. Blachly, Esq., Bingham McHale LLP, 10 W. Market Street, Indianapolis, Indiana 46204, facsimile number:
(317) 236-9907, shall suffice as notice to the Seller. Notice to the Buyer, addressed to the attention of Bradley Houlberg, President at 333 North Alabama Street, Suite 240, Indianapolis, Indiana 46204, facsimile number: (317) 262-4605, with a copy (which copy shall not constitute notice) to Michael H. Leeds, Esquire at Blank Rome LLP at 1200 N. Federal Highway, Suite 417, Boca Raton, Florida 33432 shall suffice as notice to the Buyer. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 14.3, except that any such change of address notice shall not be effective unless and until received.

         14.4. Survival of Representations. All representations and warranties made in this Agreement or pursuant hereto shall survive the Closing Date for a period of 12 months; provided, however, that the provisions of Sections 11 and 12 shall survive for the periods specified therein, and if not specified therein, shall survive indefinitely.

         14.5. Interpretation of Representations. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

         14.6. Intentionally Omitted.

         14.7. Entire Understanding. This Agreement, together with the Schedules hereto, states the entire understanding among the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof, including without limitation all confidentiality letter agreements and letters of intent previously entered into among some or all of the parties hereto. Prior drafts of this Agreement shall not be admissible into evidence (regardless of any ambiguity in this Agreement) for any purpose whatsoever.

         14.8. Amendments, Supplements, Waivers and Terminations. No amendment, supplement, waiver or termination of this Agreement (except as otherwise expressly provided herein in the case of terminations pursuant to Section 13) shall be effective unless in writing and signed by the party against whom enforcement is sought.

         14.9. Publicity. All voluntary public announcements concerning the transactions contemplated by this Agreement shall be mutually acceptable to both Buyer and Seller. Unless required by Law, the parties shall not make any public announcement or issue any press release concerning the transactions contemplated by this Agreement without the prior written consent of the other parties. With respect to any announcement that any of the parties is required by Law or stock exchange or The Nasdaq Stock Market regulation to issue, such party shall, to the extent possible under the circumstances, review the necessity for and the contents of the announcement with the other parties before issuing the announcement.

         14.10. Parties in Interest. None of the parties may assign this Agreement or any rights or Obligations under this Agreement without the prior written consent of the other parties. This Agreement shall bind, benefit, and be enforceable by and against the parties hereto, and their respective successors and consented-to assigns, heirs, executors, administrators and other personal representatives. If more than one individual or entity is identified as a "Seller" or "Buyer" hereunder, the term "Seller" or "Buyer," when used herein, shall refer to each such individual or entity, both individually and collectively, and each such individual or entity shall be both jointly and severally liable hereunder for the Obligations of the Seller or Buyer, respectively.

         14.11. Waivers; Cumulative Remedies. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy. Except as otherwise expressly provided herein, the rights and remedies of the parties to this Agreement (whether or not expressed in this Agreement) are cumulative and not alternative or exclusive.

         14.12. Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, such provisions shall be enforced to the maximum extent possible, and the remaining provisions hereof shall not be affected thereby.

         14.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

         14.14. Section Headings. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

         14.15. References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits. Unless a particular context clearly requires otherwise, the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific section or subsection of this Agreement.

         14.16. Controlling Law. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of Indiana applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. IN VIEW OF THE FACT THAT EACH OF THE PARTIES HERETO HAVE BEEN REPRESENTED BY THEIR OWN COUNSEL AND THIS AGREEMENT HAS BEEN FULLY NEGOTIATED BY ALL PARTIES, THE LEGAL PRINCIPLE THAT AMBIGUITIES IN A DOCUMENT ARE CONSTRUED AGAINST THE DRAFTSPERSON OF THAT DOCUMENT SHALL NOT APPLY TO THIS AGREEMENT.

         14.17. Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Indiana; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Indiana; (c) each of the parties irrevocably waives the right to trial by jury; (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 14.3; and (e) the prevailing parties shall be entitled to recover their reasonable attorney's fees (including, if applicable, charges for in-house counsel) and court costs from the other parties.

         14.18. No Third-Party Beneficiaries. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto, including, but not limited to, any customer, prospect, supplier, employee, contractor, salesman, agent or representative of Seller.

         14.19. Right of Specific Performance and Other Equitable Remedies. Each party acknowledges that, in the event of the breach of this Agreement, there is no adequate remedy at law, and, in such event, each party shall be entitled to specific performance of the Obligations of the breaching party hereunder, in addition to all other equitable rights and remedies.

         IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf by a duly authorized officer as of the date first stated above.

                SELLER:                               BUYER:

CDS HOLDINGS, LLC                          CTI GROUP (HOLDINGS), INC.

By:  /s/ John M. Cauffman                  By:  /s/ Bradley Houlberg
   ------------------------------               -----------------------------
   John M. Cauffman, President                  Bradley Houlberg, President
   and Chief Executive Officer

                                   APPENDIX A
                                   ----------

         The following definitions apply to this Agreement, which definitions shall apply whether the same word is used in this Agreement in the singular or plural. The definitions set forth in this Appendix A shall apply to such defined terms as used in this Agreement whether or not a parenthetical cross-reference to Appendix A is set forth immediately after such defined term is used in this Agreement.

         1. "Accounts Receivable" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract; (b) any note receivable; or (c) any other receivable or right to payment of any nature.

         2. "Affiliates" shall mean any Person which controls, is controlled by or is under common control with, the designated party, either directly or indirectly through one or more intermediaries.

         3. "Asset" means any real, personal, mixed, tangible or intangible property of any nature, including, but not limited to, Cash Assets, prepayments, deposits, escrows, Accounts Receivable, Tangible Property, Real Property, Software, Contract Rights, Intangibles and goodwill, and claims, causes of action and other legal rights and remedies of any nature whatsoever.

         4. "Cash Assets" means any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets of any nature.

         5. "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions in a specified manner or to achieve a specified result.

         6. "Contract" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including, but not limited to, sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

         7. "Contract Rights" means any right, power or remedy of any nature under any Contract including, but not limited to, rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Obligations, rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options. The term "Contract Rights" shall not include any Obligations or liabilities of any nature whatsoever under any Contract.

         8. "Employee Benefit Plan" means (i) any employee benefit plan, as defined in Section 3(3) of ERISA, and (ii) any other plan, trust agreement or arrangement for any bonus, severance, hospitalization, vacation, incentive or deferred compensation, pension or profit-sharing, retirement, payroll savings, stock option, equity compensation, group insurance, death benefit, fringe benefit, welfare or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever, including those benefiting retirees or former employees.

         9. "Encumbrance" means any lien, security interest, pledge, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment or other encumbrance, claim, burden or charge of any nature.

         10. "Insurance Policy" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

         11. "Intangible" means any name, corporate name, fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right or other intangible asset of any nature, whether in use, under development or design, or inactive.

         12. "Judgment" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

         13. "Knowledge" means an individual will be deemed to have Knowledge of a particular fact or other matter if:

             (a) that individual is actually aware of that fact or matter; or

             (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.

             A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above.

         14. "Law" means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, rule or regulation.

         15. "Obligation" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

         16. "Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or regulatory authority.

         17. "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

         18. "Proceeding" means any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing or other proceeding of any nature.

         19. "Real Property" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including, but not limited to, easements, covenants, water rights, sewer rights and utility rights.

         20. "Software" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

         21. "Tangible Property" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, spare parts, forms, supplies or other tangible personal property of any nature.

         22. "Tax" means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.